SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2003

OPTIMARK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30527 (Commission File Number)	22-3730995 (IRS Employer Identification No.)

1114 Avenue of the Americas, 22nd Floor, New York, New York 10036
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 575-9314

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

                 On February 6, 2003, OptiMark Holdings, Inc. (the “Company”) entered into a fifth loan agreement with certain of its shareholders. Under this fifth loan agreement, the Company borrowed $940,000 for a period of 180 days at an interest rate of 10% per annum compounded every ninety days. The fifth loan is secured by substantially all of the assets of the Company. In lieu of repayment of principal in cash, the lenders may require the Company to repay the principal amount of the loan by (i) causing OptiMark, Inc., a wholly-owned subsidiary of the Company, to transfer eighty-nine (89) shares of Non-Qualified Preferred Stock, par value $0.01 per share (“Innovations Preferred Stock”), of OptiMark Innovations Inc. (“Innovations”) to the lenders and (ii) decreasing the number of shares of common stock, par value $0.01 per share, of Innovations that the lenders have the right to reacquire pursuant to an amendment to that certain Amended and Restated Investors’ Rights Agreement, dated as of May 3, 2003, by and among the Company, Innovations and the other parties signatories thereto, by twenty (20) shares. The lenders also have the option to require payment of all remaining obligations, including accrued and unpaid interest, less the principal amount, in cash or in shares of Innovations Preferred Stock.

                 On January 31, 2003, the Company entered into a revised employment agreement with Robert J. Warshaw, the Chief Executive Officer of the Company. The employment agreement is filed as an exhibit hereto.

Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

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Exhibit No.	Description

4.1	Amendment No. 1 to the Amended and Restated Investors' Rights Agreement, dated as of February 6, 2003, by and among OptiMark Holdings, Inc., OptiMark, Inc., OptiMark Innovations Inc., Draper Fisher Jurvetson ePlanet Ventures, L.P., Draper Fisher Jurvetson ePlanet Partners Fund, L.L.C. and Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG, SOFTBANK Capital Partners LP, SOFTBANK Capital LP, and SOFTBANK Capital Advisors Fund LP.

10.1	Loan Agreement, dated as of February 6, 2003, by and between OptiMark Holdings, Inc., SOFTBANK Capital Partners LP, SOFTBANK Capital LP, SOFTBANK Capital Advisors Fund LP and OptiMark, Inc. (solely with respect to Section 3.5 thereof).

10.2	Amendment No. 4 to Employment Agreement, dated as of January 31, 2003, between OptiMark Holdings, Inc. and Robert J. Warshaw.

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SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTIMARK HOLDINGS, INC.
By:	/s/ Robert J. Warshaw

Name: Robert J. Warshaw Title: President and Chief Executive Officer

Date: March 12, 2003

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Exhibit Index

Exhibit No.	Description

4.1	Amendment No. 1 to the Amended and Restated Investors' Rights Agreement, dated as of February 6, 2003, by and among OptiMark Holdings, Inc., OptiMark, Inc., OptiMark Innovations Inc., Draper Fisher Jurvetson ePlanet Ventures, L.P., Draper Fisher Jurvetson ePlanet Partners Fund, L.L.C. and Draper Fisher Jurvetson ePlanet Ventures GmbH & Co. KG, SOFTBANK Capital Partners LP, SOFTBANK Capital LP, and SOFTBANK Capital Advisors Fund LP.

10.1	Loan Agreement, dated as of February 6, 2003, by and between OptiMark Holdings, Inc., SOFTBANK Capital Partners LP, SOFTBANK Capital LP, SOFTBANK Capital Advisors Fund LP and OptiMark, Inc. (solely with respect to Section 3.5 thereof).

10.2	Amendment No. 4 to Employment Agreement, dated as of January 31, 2003, between OptiMark Holdings, Inc. and Robert J. Warshaw.